UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2013

Date of Earliest Event Reported: September 23, 2013

MEDCAREERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

758 E Bethel School Road

Coppell, Texas 75019

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (972) 393-5892

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 23, 2013, Charles Smith was appointed Chief Financial Officer of MedCareers Group, Inc. (the “Company”). Mr. Smith has been instrumental in bringing the financials up to date, working and coordinating with the auditors, and helping prepare the quarterly and annual filings of the Company so the Company is now current its financial reporting requirements with the U.S. Securities and Exchange Commission.

Charles Smith, age 56:

Mr. Smith graduated from Boston University, Boston, Massachusetts in 1979 and since that time has been a Certified Public Accountant involved in all phases of business including audit and tax matters. He is a consultant to various companies.  Some of Mr. Smith’s business affiliations the past five years include:  Director and Chief Financial Officer of DynaResource, Inc. – May 2005 to present; sole proprietor as a Certified Public Accountant - 1983 to the present; President, Secretary, Treasurer and Director of Surface Coatings, Inc. – November 2012 to present; Chief Financial Officer of Specialty Contractors, Inc., and, Principal of Yorkdale Capital, a financial and consulting firm – 2006 to present.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

On September 23, 2013, the Company filed its final financial report with the U.S. Securities and Exchange Commission to bring its financial reporting requirements current.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Charles Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDCAREERS GROUP, INC.

Date: September 25, 2013	By: /s/ Timothy Armes
Timothy Armes
Chief Executive Officer

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